As filed with the Securities and Exchange Commission on February 27, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EverQuote, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-3101161
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

210 Broadway Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

2018 Equity Incentive Plan

(Full title of the plan)

Jayme Mendal

President and Chief Executive Officer

EverQuote, Inc.

210 Broadway

Cambridge, Massachusetts 02139

(Name and address of agent for service)

(855) 522-3444

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2018 Equity Incentive Plan of EverQuote, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No.  333-225944, filed by the Registrant with the Securities and Exchange Commission on June 28, 2018, (ii) the Registration Statement on Form S-8, File No.  333-230800, filed by the Registrant with the Securities and Exchange Commission on April 10, 2019, (iii) the Registration Statement on Form S-8, File No.  333-236668, filed by the Registrant with the Securities and Exchange Commission on February 26, 2020, (iv) the Registration Statement on Form S-8, File No.  333-253707, filed by the Registrant with the Securities and Exchange Commission on March 1, 2021, and (v) the Registration Statement on Form S-8, File No.  333-263032, filed by the Registrant with the Securities and Exchange Commission on February 25, 2022.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Filing Date	Exhibit Number

4.1	Restated Certificate of Incorporation of the Registrant	8-K	001-38549	July 2, 2018	3.1

4.2	Amended and Restated Bylaws of the Registrant	8-K	001-38549	July 2, 2018	3.2

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature pages of this registration statement)

99.1	2018 Equity Incentive Plan	S-1/A	333-225379	June 27, 2018	10.7

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 27th day of February, 2023.

EVERQUOTE, INC.

By:	/s/ John Wagner
John Wagner
Treasurer and Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of EverQuote, Inc., hereby severally constitute and appoint Jayme Mendal, John Wagner and Julia Brncic, and each of them singly (with full power to each of them to act alone), as our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable EverQuote, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jayme Mendal Jayme Mendal	President and Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2023

/s/ John Wagner John Wagner	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 27, 2023

/s/ David Blundin David Blundin	Chairman of the Board of Directors	February 27, 2023

/s/ Darryl Auguste Darryl Auguste	Director	February 27, 2023

/s/ Sanju Bansal Sanju Bansal	Director	February 27, 2023

/s/ Paul Deninger Paul Deninger	Director	February 27, 2023

/s/ John Lunny John Lunny	Director	February 27, 2023

/s/ George Neble George Neble	Director	February 27, 2023

/s/ John Shields John Shields	Director	February 27, 2023

/s/ Mira Wilczek Mira Wilczek	Director	February 27, 2023